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                                 EXHIBIT 10.27


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August 15, 1995



Mr. Richard E. Blubaugh
Vice President, Environmental and Governmental Affairs
Atlas Corporation
Republic Plaza
370 Seventeenth Street, Suite 3150
Denver, Colorado 80202

Dear Mr. Blubaugh:

     It is proposed that certain revisions be made to the Employment Agreement (the "Agreement") made as of February 17, 1995 between yourself and Atlas Corporation (the "Company") in order to conform the Agreement, where appropriate, to the terms of the Long Term Incentive Plan of the Company, to correct a typographical error in Section 6.1(g) of the Agreement and to provide for look-back provisions with regard to Section 6.2 of the Agreement. Such revisions shall be as follows:


     1. Section 6.1(c) shall be revised to add the following underlined language (other than the defined term):

          "Change of Control Event" means any one of the following:  (i)
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     Continuing Directors no longer constitute at lease two thirds of the
     Directors constituting the Board; (ii) any person or group (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, other than Phoenix Financial Holdings Inc., MacKenzie Financial
                 ---------------------------------------------------------------
     Corporation or M.I.M. Holdings Limited (in each case, together with its
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     affiliates), becomes the beneficial owner, directly or indirectly, of 15%
     ----------
     or more of Employer's then outstanding Common Stock or 15% or more of the voting power of Employer's then outstanding securities entitled generally to vote for the election of Directors, provided that the foregoing circumstances shall not constitute a Change of Control Event if such beneficial owner is Employer, any subsidiary of Employer, any employee benefit plan or employee stock plan of Employer or of any subsidiary of Employer, and provided further that, notwithstanding the foregoing,
                ----------------------------------------------------------------
     a
     --

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     August 15, 1995
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     Change of Control Event shall be deemed to occur if Mackenzie Financial
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     Corporation, and its affiliates, or M.I.M. Holdings Limited, and its
     --------------------------------------------------------------------
     affiliates, shall acquire 25% or more of the Employer's then outstanding
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     Common Stock or the voting power of the Employer's then outstanding
     -------------------------------------------------------------------
     securities entitled generally to vote for the election of Directors; (iii)
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     the approval by Employer's stockholders of the merger or consolidation of
     Employer with any other corporation, the sale of substantially all of Employer's assets or the liquidation or dissolution of Employer, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or (iv) at least two thirds of the Continuing Directors in office immediately prior to any other action taken or proposed to be taken by Employer's stockholders or by the Board determines that such action constitutes, or that such proposed action, if taken, would constitute, a Change of Control of Employer and such action is taken.

     2. Section 6.1(g)(i)(A)\(2) shall be revised to add the following underlined word:

     any removal of Executive from, or any failure to reelect Executive to, any of Executive's positions with Employer except for Cause or as a result of
                                            ------
     the death or Disability of Executive...

     3. Section 6.2(b)(i) shall be revised to add the following underlined language:

          Executive shall be entitled to compensation as specified in Section 6.2(b)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either prior to 3 months before a Change of Control
                                    -----------------
     Event or more than two years after the last Change of Control Event, or (B) Executive voluntarily terminates his employment hereunder with Good Reason either prior to 3 months before a Change of Control Event or more than two
            -----------------
     years after the last Change of Control Event.

     4. Section 6.2(c)(i) shall be revised to add the following underlined language:

          Executive shall be entitled to compensation as specified in Section 6.2(c)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either (1) within 3 months prior to a Change of
                             -----------------------------------------------
     Control Event or (2) upon or after a Change of Control Event but within two
     -------------------
     years after the date of that Change of Control Event, or (B) Executive voluntarily terminates his employment hereunder with Good Reason either (1)
                                                                      ----------
     within 3 months prior to a Change of Control Event or (2) upon or after a
     --------------------------------------------------------
     Change of Control Event but within two years after the date of that Change of Control Event.

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August 15, 1995
Page 3


     Please sign and date this letter in the space indicated below in order to affirm your acceptance of and agreement to the proposed revisions to the Agreement, as above set forth.

                              Very truly yours,

                              ATLAS CORPORATION


                              ____________________________________
                              (Name)
                              (Title)



Accepted and agreed to this ______ day of _______________, 1995:


By: _______________________________
     Richard E. Blubaugh



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